Golden Phoenix Expands Technical Advisory Committee (TAC);
Announces Transition of Kent Aveson From Board of Directors to TAC

SPARKS, NV, SEPTEMBER 17, 2010 – Golden Phoenix Minerals, Inc. (OTC Bulletin Board: GPXM) is pleased to announce the expansion of its Technical Advisory Committee (TAC) with the transition of Kent Aveson from the Board of Directors to the TAC. The transition is intended to facilitate the Company’s Royalty Mining Growth Strategy.

"Our team members are focusing their efforts on key areas of planning and implementation," stated Tom Klein, CEO of Golden Phoenix. "We look forward to utilizing Kent’s mining expertise as part of the strategic role our Technical Advisory Committee will fill over the coming months."

Effective as of September 13, 2010, Mr. Aveson resigned as an independent director of Golden Phoenix in order to devote more time to the Company in a key advisory capacity, as a member of its Technical Advisory Committee. Further disclosure regarding Mr. Aveson's transition can be found in the Company's Form 8-K to be filed with the SEC as of the date of this press release.

Mr. Klein concluded, "Given his knowledge of our Company as a seasoned director, Kent’s skill set will be of great value to our project assessment and due diligence capabilities."

Please visit the Golden Phoenix website at: http://www.golden-phoenix.com.

Golden Phoenix Minerals, Inc. is a Nevada-based mining company whose focus is Royalty Mining in the Americas. Golden Phoenix is committed to delivering shareholder value by acquiring, developing and mining superior precious and strategic metal deposits throughout North and South America using competitive business practices balanced by principles of ethical stewardship. Golden Phoenix is a 30% joint venture partner with Scorpio Gold on the Mineral Ridge gold and silver property near Silver Peak, Nevada, and owns the Adams Mine and Duff Claim Block near Denio, Nevada, and the Northern Champion molybdenum mine in Ontario, Canada. Golden Phoenix has an option to earn an 80% interest in the Vanderbilt Silver and Gold Project, and the Coyote Fault Gold and Silver Project, both of which are adjacent to the Mineral Ridge gold and silver property near Silver Peak, Nevada.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements by officers of the Company, and other statements regarding optimism related to the business, expanding exploration and development activities and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company's business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market prices for the Company’s mineral products. In addition, actual results could vary materially based on changes or slower growth in the gold and base and precious metals markets; the potential inability to realize expected benefits and synergies in the Company’s mining operations; domestic and international business and economic conditions; changes in the mining industry for base and precious minerals; unexpected difficulties in restarting or expanding production at the Company’s mines; the need for additional capital and other risk factors listed from time to time in the Company's Securities and Exchange Commission (SEC) filings under “risk factors” and elsewhere. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Source:
Golden Phoenix Minerals, Inc.

For More Information Contact:
Robert Ian, Director of Corporate Communications (775) 453-4741
robertian@golden-phoenix.com